10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY HIGH INCOME

August 1, 2001 through October 31,2001

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

Motorola Inc. Equity	10/26/01	J.P. Morgan Chase	$9,100	$50.000	0.12	A
  Security Units
   7.000% due 11/16/04

Pennzoil-Quaker State	10/29/01	J.P. Morgan Chase	2,175,000 99.383	2.40	B
   10.000% due 11/1/08

Terra Capital Inc.	10/30/01	Credit Suisse First Boston	7,250,000	99.430	10.00	c
   12.875% due 10/15/08

(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

A-Includes purchases of $15,900 by other Smith Barney Mutual Funds. B-Includes purchases of $3,825,000 by other Smith Barney Mutual Funds. C-Includes purchases of $12,750,000 by other Smith Barney Mutual Funds.


10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY HIGH INCOME

November 1, 2001 throught January 31,2002

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

Rite Aid Corp.	11/14/01	J.P. Morgan Chase	$190,000	$100.000	0.46	A
  4.750% due 12/1/06

Allied Waste North	11/15/01	J.P. Morgan Chase	5,610,000	100.000	2.00	B
 America 8.500% due 12/1/08

GAP Inc. 8.800% due 12/15/08	11/16/2001	Goldman Sachs	3,990,000	99.769	2.00	C

Revlon Consumer Products	11/19/2001	Bear Stearns	6,500,000	96.569	4.68	D
  12.000% due 12/1/05

Lyondell Chemical Co.	11/30/2001	J.P. Morgan Chase	3,130,000	100.000	2.04	E
   9.500% due 12/15/08

(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

A-Includes purchases of $720,000 by other Smith Barney Mutual Funds. B-Includes purchases of $9,390,000 by other Smith Barney Mutual Funds. C-Includes purchases of $6,010,000 by other Smith Barney Mutual Funds. D-Includes purchases of $10,500,000 by other Smith Barney Mutual Funds. E-Includes purchases of $4,870,000 by other Smith Barney Mutual Funds.



10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY HIGH INCOME

February 1, 2002 throught April 30,2002

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)
Avaya Inc. 144A	3/22/2002	First Bostons Inc.	$3,000,000	$98.812	1.82%	A
     11.125% due 4/1/09
Generaale de Geophysique 144A2/5/2002RBC Dominion Sec 	1,105,000	100.000	6.00	B
       10.625% due 11/15/07

Dana Corp. 144A	3/6/2002	Bank of America Securities	1,865,000	98.659	2.00	C
    10.125% due 3/15/10

Foamex L.P. 144A	3/20/2002	First Bostons Inc.	1,880,000	100.000	1.67	D
         10.750% due 4/1/09

Johnson Diversey Inc. 144A4/29/2002Goldman, 	1,155,000	100.000	1.00	E
         9.625% due 5/15/12

Standard Pacific Corp.	4/10/2002	First Bostons Inc.	1,880,000	99.200	3.33	F
         9.250% due 4/15/12

Vintage Petroleum 144A	4/25/2002Deutsche Bank Sec	2,680,000	100.000	2.00	G
         8.250% due 5/1/12

(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

A-Includes purchases of $5,000,000 by other Smith Barney Mutual Funds. B-Includes purchases of $1,895,000 by other Smith Barney Mutual Funds. C-Includes purchases of $3,135,000 by other Smith Barney Mutual Funds. D-Includes purchases of $3,120,000 by other Smith Barney Mutual Funds. E-Includes purchases of $1,845,000 by other Smith Barney Mutual Funds. F-Includes purchases of $3,120,000 by other Smith Barney Mutual Funds. G-Includes purchases of $4,320,000 by other Smith Barney Mutual Funds.

10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY HIGH INCOME

May 1, 2002 throught July 31,2002

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

NMHG Holdings Co.	5/2/2002	First Boston Inc.	$1,535,000	$98.766	1.60%	A
      10.000% due 5/15/09

Lyondell Chemical Co.	6/26/2002Bank of America 3,690,000	99.248	3.60	B
      11.125% due 7/15/02

CP Ships Ltd.	6/27/2002	Morgan Stanley	2,190,000	97.722	3.00	C
     10.375% due 7/15/12

(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

A-Includes purchases of $2,465,000 by other Smith Barney Mutual Funds. B-Includes purchases of $6,310,000 by other Smith Barney Mutual Funds. C-Includes purchases of $3,810,000 by other Smith Barney Mutual Funds.